PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST STRATEGIC HIGH INCOME FUND II

WHEATON, IL -- (BUSINESS WIRE) -- October 6, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Strategic High Income Fund II (NYSE:
FHY) intends to host a conference call with Brookfield Investment Management, Inc. ("Brookfield"), the Fund's investment sub-advisor, on Thursday, October 20, 2011, at 4:15 P.M. Eastern Time. The purpose of the call is to hear Brookfield's portfolio management team provide updates for the Fund and the Market.

-- Dial-in Number: Domestic (866) 865-6631; International (706) 679-1727; and Passcode # 98217005. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: Domestic (800) 585-8367; International (404) 537-3406; and Passcode # 98217005. The replay will be available after the call until 11:59 P.M. Eastern Time on Sunday, November 20, 2011.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and competitive municipal underwritings, with collective assets under management or supervision of over $43 billion as of September 30, 2011 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to Brookfield by Tuesday, October 18, 6:00 P.M. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN -- (630) 915-6784


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Source:  First Trust Advisors L.P.